UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2006

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 649-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Media General, Inc., has completed the sales of all of the CBS stations that the Company announced in the second quarter it planned to divest. Gross proceeds from the divestures were approximately $135 million, including working capital. The Company facilitated these transactions as a tax-deferred, like-kind exchange in conjunction with the acquisition of the four NBC stations completed on June 26, 2006. Net after-tax proceeds of approximately $125 million will be used for debt repayment. A copy of the releases announcing the divestures are furnished as Exhibit 99.1 for the sale of KWCH in Wichita, Kansas, and its three satellites, Exhibit 99.2 for the sale of WIAT in Birmingham, Alabama, and KIMT in Mason City, Iowa, and Exhibit 99.3 for the sale of WDEF in Chattanooga, Tennessee.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

99.1	Press Release issued by MEDIA GENERAL, INC., September 25, 2006.

99.2	Press Release issued by MEDIA GENERAL, INC., October 12, 2006.

99.3	Press Release issued by MEDIA GENERAL, INC., October 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date October 17, 2006

/s/ John A. Schauss
John A. Schauss
Vice President - Finance
and Chief Financial Officer